Exhibit 10.1

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DELISTING/DEREGISTRATION AGREEMENT

     THIS DELISTING/DEREGISTRATION AGREEMENT (this "Agreement"), dated as of May 12, 2009, by and among RAM HOLDINGS LTD., a company incorporated and organized under the laws of Bermuda ("Holdings"), THE PMI GROUP, INC., a Delaware corporation, PMI MORTGAGE INSURANCE CO., an Arizona insurance corporation, and HIGH RIDGE CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("High Ridge").

WITNESSETH

     WHEREAS, on December 30, 2008, The PMI Group, Inc. transferred all of its Holdings Common Shares to PMI Mortgage Insurance Co.;

     WHEREAS, PMI Mortgage Insurance Co. and High Ridge are parties to the Amended and Restated Shareholders Agreement, dated as of May 2006 (the "Shareholders Agreement");

     WHEREAS, pursuant to Section 7(b) of the Shareholders Agreement, the Shareholders Agreement has terminated with respect to all Shareholders except PMI Mortgage Insurance Co. and High Ridge;

     WHEREAS, Holdings desires to delist the Holdings Common Shares from the NASDAQ, to deregister the Holdings Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to suspend Holdings' obligations to file reports and other materials with the Securities and Exchange Commission (the "SEC") in respect of the Holdings Common Shares and the Non-Cumulative Preference Shares, Series A (the "Preference Shares") of Holdings (the "Delisting/Deregistration Transaction"); and

     WHEREAS, in order to permit Holdings to effect the Delisting/Deregistration Transaction, the parties hereto desire to enter into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements, the parties hereto agree as follows:

     Section 1.     Defined Terms.

     Unless otherwise defined herein, capitalized terms used herein have the respective meanings given to such terms in the Shareholders Agreement.

     Section 2.      Delisting/Deregistration.

      Holdings represents and warrants to the other parties hereto that Holdings has filed with the SEC a Form 25 under the Exchange Act in respect of the Holdings Common Shares (the "Form 25") on May 4, 2009. Holdings agrees that it shall file Forms 15 under the Exchange Act in respect of the Holdings Common Shares and the Preference Shares (the "Forms 15") on May 14, 2009.

     Section 3.     Waivers.

      PMI and High Ridge each hereby waive their respective rights set forth in Section 2(a) of the Shareholders Agreement, and agree not to deliver a registration request pursuant to such Section 2(a) in respect of any Registrable Securities, for a period commencing on the filing of the Form 25 with the SEC and ending on May 6, 2010.

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     Section 4.      Financial Reporting.

     For a period commencing on the date hereof and continuing through the first date thereafter Holdings resumes periodic reporting under Section 13(a) or 15(d) of the Exchange Act:

     (a) Holdings shall furnish (i) to High Ridge either by written notice, email transmission or such other means that Holdings reasonably believes to be a reliable means of communication and (ii) to PMI in the manner directed by PMI:

           (i) Holdings' annual audited consolidated financial statements (which shall include, at a minimum, a balance sheet, statement of profit and loss, statement of shareholders' equity and statement of cash flows), prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and audited by any of PricewaterhouseCoopers, KPMG, Ernst & Young or Deloitte & Touche, delivered no later than one-hundred and twenty (120) days after the end of each fiscal year of Holdings; provided, however, that, if all of the aforementioned accounting firms are unable to audit such annual consolidated financial statements due to conflict, then such annual consolidated financial statements shall be audited by an accounting firm that has been unanimously approved by all the members of the Audit Committee of the Board;

           (ii) Holdings' quarterly unaudited consolidated financial statements for the first three quarters of Holdings' fiscal year (which shall include, at a minimum, a balance sheet, statement of profit and loss, statement of shareholders' equity and statement of cash flows), subject to recurring year-end adjustments and the absence of completed footnotes, prepared in accordance with GAAP, delivered no later than sixty (60) days after the end of each such fiscal quarter of Holdings;

           (iii) RAM Re's annual audited statutory financial statements, prepared in accordance with applicable statutory accounting standards and audited by any of PricewaterhouseCoopers, KPMG, Ernst & Young or Deloitte & Touche, delivered upon the earlier of (A) promptly after filing with the Bermuda Monetary Authority and (B) one-hundred thirty-five (135) days after the end of each fiscal year of RAM Re; provided, however, that, if all of the aforementioned accounting firms are unable to audit such annual statutory financial statements due to conflict, then such annual statutory financial statements shall be audited by an accounting firm that has been unanimously approved by all the members of the Audit Committee of the Board; and

           (iv) RAM Re’s quarterly unaudited statutory financial statements (“Quarterly Statements”) for the first three quarters of RAM Re’s fiscal year, prepared in accordance with applicable statutory accounting standards, delivered upon the earlier of (A) promptly after filing with the Bermuda Monetary Authority and (B) sixty (60) days after the end of each such fiscal quarter; provided, however, that the provisions of this clause (iv) shall not apply as to any quarter for which RAM Re is not required to file Quarterly Statements with the Bermuda Monetary Authority or any other regulatory or supervisory authority; and

     (b) Holdings shall maintain "internal control over financial reporting" (as such term is defined in Rule 13a-15(f) under the Exchange Act), and shall cause Holdings' management to evaluate the effectiveness of and changes to such internal control over financial reporting in accordance with the requirements of Rule 13a-15(c) and (d) under the Exchange Act applicable to an issuer that had been required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year (such an issuer, a "Reporting Issuer"). In connection with the delivery of any financial statements pursuant to Section 4(a)(i) above, Holdings shall furnish therewith to PMI and High Ridge a report of management on Holdings' internal control over financial reporting in accordance with the requirements of Item 308(a) of Regulation S-K under the Exchange Act applicable to a Reporting Issuer, and, in

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connection with the delivery of any financial statements pursuant to Section 4(a)(i) or (ii) above, Holdings shall furnish therewith to PMI and High Ridge disclosure respecting changes in internal control over financial reporting in accordance with the requirements of Item 308(c) of Regulation S-K under the Exchange Act applicable to a Reporting Issuer. For the avoidance of doubt, Holdings shall not be obligated to have its internal control over financial reporting audited by any accounting firm or to cause any accounting firm to provide an attestation report in respect of such internal control over financial reporting.

     Section 5.     Corporate Governance.

     For a period commencing on the date hereof and continuing through the first date thereafter Holdings resumes periodic reporting under Section 13(a) or 15(d) of the Exchange Act:

      (a)      Holdings shall maintain Audit and Compensation Committees of the Board, comprised of directors who are not officers or employees of Holdings ("Non-management Directors"), and such Audit and Compensation Committees shall function pursuant to and in accordance with written charters. The Audit Committee of the Board shall review management's evaluation of internal control over financial reporting and any other matters it deems appropriate;

      (b)      So long as PMI owns Holdings Common Shares with voting power sufficient to elect one (1) or more directors to the Board at an annual general meeting of members at which a quorum is present, PMI shall have the right to designate one (1) director to serve on each committee of the Board (provided that the director designated by PMI pursuant to the foregoing need not be the same director as to each committee of the Board);

      (c)      (i)      So long as PMI owns (i) at least 10% (but less than 20%) of the issued and outstanding Holdings Common Shares, PMI shall be entitled to appoint one observer (who is not a director of Holdings) to the Board and its committees, and (ii) at least 20% of the issued and outstanding Holdings Common Shares, PMI shall be entitled to appoint two observers (who are not directors of Holdings) to the Board and its committees; provided, however, that the Board shall not be required to permit more than one of such PMI-appointed observers to be present at any meeting of the Board or of a committee thereof; and

              (ii) So long as High Ridge owns (i) at least 10% (but less than 20%) of the issued and outstanding Holdings Common Shares, High Ridge shall be entitled to appoint one observer (who is not a director of Holdings) to the Board and its committees, and (ii) at least 20% of the issued and outstanding Holdings Common Shares, High Ridge shall be entitled to appoint two observers (who are not directors of Holdings) to the Board and its committees; provided, however, that the Board shall not be required to permit more than one of such High Ridge-appointed observers to be present at any meeting of the Board or of a committee thereof; and

      (d) Holdings shall maintain a Code of Conduct, Corporate Governance Guidelines, Investment Policy and Guidelines, and Underwriting Guidelines, in each case that has been approved by the Board.

     Section 6.      Covenants Respecting Resales.

      (a)      Holdings confirms that it will continue to comply with the requirements of Section 2(f) of the Shareholders Agreement.

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      (b)      Holdings agrees to cooperate with any reasonable request by PMI for Holdings information that PMI may request in connection with PMI’s or its affiliates’ respective SEC reporting requirements or that is otherwise consistent with PMI's past requests.

      (c)      In the event that PMI seeks to sell shares of Holdings that are owned by PMI, Holdings shall use its reasonable best efforts to facilitate such sale, including (i) upon PMI's reasonable request, making information and management of Holdings available (A) to good faith potential purchasers of such shares and such parties’ respective financial, legal and accounting advisors, subject, in each case, to confidentiality terms reasonably acceptable to Holdings and (B) to underwriters, placement agents and similar third parties engaged by PMI to facilitate the sale of such shares, and such parties’ respective financial, legal and accounting advisors, subject, in each case, to confidentiality terms reasonably acceptable to Holdings, and (ii) obtaining (A) all required statutory or regulatory consents to transfer of any such shares and (B) all waivers of any applicable preemptive rights.

     (d)      If, prior to May 6, 2010, a sale, assignment, gift, pledge or other transfer of Registrable Securities (a "Transfer") is made by PMI to another party (such party, a “PMI Transferee”) that would result in such PMI Transferee being able to exercise any of the rights set forth in Section 2(a) of the Shareholders Agreement with respect to the Registrable Securities transferred by PMI to such PMI Transferee in such Transfer, PMI shall obtain from such PMI Transferee the agreement of such PMI Transferee to abide by the terms and limitations of Section 3 hereof with respect to the Registrable Securities transferred by PMI to such PMI Transferee in such Transfer.

     (e)      If, prior to May 6, 2010, a Transfer is made by High Ridge to another party (such party, a “High Ridge Transferee”) that would result in such High Ridge Transferee being able to exercise any of the rights set forth in Section 2(a) of the Shareholders Agreement with respect to the Registrable Securities transferred by High Ridge to such High Ridge Transferee in such Transfer, High Ridge shall obtain from such High Ridge Transferee the agreement of such High Ridge Transferee to abide by the terms and limitations of Section 3 hereof with respect to the Registrable Securities transferred by High Ridge to such High Ridge Transferee in such Transfer.

     Section 7.      Representations and Warranties.

     Holdings represents and warrants to PMI and to High Ridge that:

     (a)      Holdings has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement.

     (b)      The execution, delivery and performance by Holdings of this Agreement have been duly authorized by the Board and by all necessary corporate action, and do not and will not (a) contravene or conflict with the terms of any of Holdings’ memorandum of association, bye-laws or other organizational documents, (b) contravene or conflict with or result in any breach of (i) any obligation of Holdings or (ii) any order, injunction, writ or decree of any Governmental Body or any arbitral award to which Holdings or its property is subject or (c) violate any applicable Law.

     (c)      No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Body or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings of this Agreement.

     (d)      This Agreement constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer,

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reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     Section 8.      Payment of Expenses.

     Holdings agrees to pay all costs, fees and expenses (including reasonable attorney fees and expenses) in excess of US$15,000 up to a maximum amount of US$35,000 incurred by PMI in connection with the preparation, negotiation and execution of this Agreement.

     Section 9.      Term.

     This Agreement shall terminate with respect to (i) PMI upon the termination of the Shareholders Agreement with respect to PMI pursuant to Section 7(b) thereof, and (ii) High Ridge upon the termination of the Shareholders Agreement with respect to High Ridge pursuant to Section 7(b) thereof.

     Section 10.     Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings with respect to such subject matter.

     Section 11.      Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     Section 12.      Governing Law.

     The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. Each party hereto agrees that any suit, action or other proceeding arising out of this Agreement may be brought and litigated in the appropriate federal and state courts of the State of New York located in the Borough of Manhattan in the City of New York, and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.

     Section 13.     Severability.

     To the fullest extent permitted by applicable law, any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 14.      Binding Effect; Benefit; Parties in Interest.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise expressly set forth herein, nothing in this Agreement is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

RAM HOLDINGS LTD.

By:		/s/ Vernon M. Endo
Name: Vernon M. Endo
Title: President and Chief Executive Officer

THE PMI GROUP, INC.

By:		/s/ Andrew Cameron
Name: Andrew Cameron
Title: Secretary and General Counsel

PMI MORTGAGE INSURANCE CO.

By:		/s/ Christopher G. Brunetti
Name: Christopher G. Brunetti
Title: Secretary and Assistant General Counsel

HIGH RIDGE CAPITAL PARTNERS LIMITED PARTNERSHIP

By:		HRC General Partner Limited
Partnership, its general partner

	By:	High Ridge Capital, L.L.C, its
general partner

	By:	/s/ Steven J. Tynan
Name: Steven J. Tynan
Title: Member